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LuBSJpG2zZDlcdTgGoSsVK1n~~nOaNw7O9qM1q7KpY2HLDHqNTHiw6wzyDmijHjyNiji7Ts2NSs6X
qdy0bB5B7hy6aE3fpvq8yVGoi~~bWiAtSukNHZN7PgXgYn+UZ3uW0i5UVKLkmqbBS8qaMSWZcPDoB6c
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Yga3FlfzlGY2E9zeWct+K03+JjphehmmWwTup~~V6xoUxCUE6p2ZsOkyyVDIVnUPxwUNpdi+lQhgd
2dbZnvK8s3RESPONSE_SENDER_NAMEsAAAXRTqSjcrLAp/GrN9p7ju5zvVd9I3kgJFEJaqhNFzN9A=
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ZArC1+7jD



             Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders of The Commerce Funds:
In planning and performing our audits of the financial statements of Core Equity Fund, Growth Fund, Value Fund, MidCap Growth Fund, International Equity Fund, Asset Allocation Fund, Bond Fund, Short-Term Government Fund, National Tax-Free Intermediate Bond Fund, Missouri Tax-Free Intermediate Bond Fund, and Kansas Tax-Free Intermediate Bond Fund, portfolios of The Commerce Funds, (collectively, The Commerce Funds), for the year ended October 31, 2005, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of The Commerce Funds' internal control over financial reporting. Accordingly, we express no such opinion. The management of The Commerce Funds is responsible for establishing and maintaining internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.
Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with U.S. generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
Our consideration of The Commerce Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in The Commerce Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2005. This report is intended solely for the information and use of management and the Board of Trustees of The Commerce Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

Boston, MA
December 16, 2005